UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012
__________

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2012, the Compensation Committee of the Board of Directors of Hooker Furniture Corporation (the “Company”) approved the following long-term incentive awards for the Company’s executive officers.

1.
Time-Based Restricted Stock Units (RSUs).  Each time-based RSU entitles the executive officer to receive one share of the Company’s common stock if he remains continuously employed with the Company through the end of a three-year service period that ends February 9, 2015. At the discretion of the Committee, the RSUs may be paid in shares of the Company’s common stock, cash (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer.

The number of RSUs awarded to each executive officer is set forth in the table below.

Executive Officer	Number of RSUs
Paul B. Toms, Jr., Chairman and CEO	0
Alan D. Cole, President	4,946
Paul Huckfeldt, VP Finance and Accounting and CFO	1,735
Arthur G. Raymond, Jr., SVP Casegoods Operations	3,488
Michael Delgatti, President – Hooker Upholstery	3,171

2.
Performance Grants. Each performance grants entitles the executive officer to receive a payment based on the achievement of two specified performance conditions. The payout will be the sum of two amounts, based on the Company’s absolute and relative EPS growth over a three-year performance period that begins January 30, 2012 and ends January 25, 2015. At the discretion of the Committee, the payout can be made in cash, shares of the Company’s common stock (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. The executive officer also must remain continuously employed with the Company through the end of the performance period to be eligible for a payment.

The payment for each executive officer under his performance grant will be the sum of the following amounts:

a.
An amount set forth in the table below based on the growth of the Company’s fully diluted earnings per share from continuing operations (“EPS”) over the performance period. The Company’s EPS growth must be at least 5% over the performance period for a payment to be made.

	Payout Amount Based on EPS Growth (%) for Performance Period
Executive Officer	5%	10%	15%	20%	25%
Paul B. Toms, Jr.	$27,000	$81,000	$108,000	$135,000	$162,000
Alan D. Cole	16,253	48,760	65,013	81,266	97,520
Paul Huckfeldt	11,400	34,200	45,600	57,000	68,400
Arthur G. Raymond, Jr.	11,461	34,382	45,843	57,303	68,764
Michael Delgatti	10,419	31,256	41,675	52,094	62,513

b.
An amount set forth in the table below based on the growth of the Company’s EPS over the performance period relative to a group of specified peer companies. However, if the Company’s EPS growth is not positive for the performance period, this payment will be capped at the amount for the 50th percentile.

	Payout Amount Based on Relative EPS Growth for Performance Period
Executive Officer	Less than 50th percentile	50th percentile, but less than 75th percentile	Equal to or greater than 75th percentile
Paul B. Toms, Jr.	$0	$108,000	$162,000
Alan D. Cole	0	64,994	97,490
Paul Huckfeldt	0	45,600	68,400
Arthur G. Raymond, Jr.	0	45,829	68,744
Michael Delgatti	0	41,663	62,494

In addition, a payment will be made to an executive officer under each performance grant upon a change of control of the Company, consistent with attaining 15% EPS growth and relative EPS growth at the 50th percentile for the performance period, or a prorated amount following the death, disability or retirement of the executive officer as described in the executive officer’s grant agreement.

The terms of the time-based RSUs and the performance grants are more completely described in the respective forms of grant agreements that are filed as exhibits to this report, and which are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1.                      Form of Time-Based Restricted Stock Unit Agreement

Exhibit 10.2.                      Form of Performance Grant Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

Date: February 13, 2012	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Vice President - Finance and Accounting
Chief Financial Officer